UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2026

INVE Technologies, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-29440	77-0444317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900-B Carnegie Avenue
Santa Ana, California	92705
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (657) 356-8384

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	INVE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Kirsten Newquist, Chief Executive Officer and a member of the Board of Directors (the “Board”) of INVE Technologies, Inc. (the “Company”) has resigned from her position as Chief Executive Officer effective as of September 21, 2026 and from her position as a member of the Board effective September 30, 2026. Ms. Newquist will remain an employee of the Company through September 30, 2026.

On September 14, 2026, the Board appointed James Greenwell as Interim Chief Executive Officer of the Company (“Interim Chief Executive Officer”), effective as of September 21, 2026.

Mr. Greenwell, 67, most recently served as an advisor to a number of private companies. Prior to that, Mr. Greenwell served as Chief Executive Officer of Spectrum Labs, LLC, a consumer products company engaged in the development, manufacturing and distribution of proprietary products, from February 2023 to December 2025. From May 2022 to February 2023, Mr. Greenwell served as an advisor to a number of private companies. Prior to that, Mr. Greenwell served as President and as a member of the Board of Director of SpotLite360 IOT Solutions Inc. (OTC: SPLTF), a supply chain technology company providing asset tracking, tracing and collaboration solutions utilizing Internet of Things, mobile and radio-frequency identification technologies from February 2020 to May 2022. Prior to that, Mr. Greenwell served as Consulting Chief Operating Officer of CBD Global Sciences, Inc. (OTC: CBDNF), consumer products company engaged in product development and national distribution, from January 2019 to February 2020. Following the acquisition of Datria Systems, Inc. by Honeywell Technology Solutions (f/k/a Intelligrated) (NASDAQ: HON), Mr. Greenwell served as Vice President, Voice Product of Intelligrated. Prior to that, Mr. Greenwell served as Chairman and Chief Executive Officer of Datria Systems, Inc. Earlier in his career, Mr. Greenwell also served as Senior Vice President of Sales and Marketing at DecisionOne Corporation (formerly NASDAQ: DCON). Mr. Greenwell holds an M.B.A. from Saint Mary’s College of California and a B.A. in Business from Michigan State University.

Pursuant to a statement of work between the Company and Korn Ferry dated September 14, 2026 (the “SOW”), Mr. Greenwell will receive his compensation and benefits from Korn Ferry. In connection with the appointment of Mr. Greenwell as Interim Chief Executive Officer, the Company expects to pay Korn Ferry approximately $18,000 per week. Pursuant to the SOW, Korn Ferry will charge a non-refundable conversion fee if the Company hires Mr. Greenwell either during the term of the SOW or within twelve months of the SOW’s completion date. The initial estimated end date of the SOW is March 26, 2027. The Company may terminate the SOW upon two weeks’ written notice.

Except as described above, there is no arrangement or understanding between Mr. Greenwell and any other persons pursuant to which he was selected as an interim executive officer. Additionally, there are no family relationships between Mr. Greenwell and any of the Company’s directors or executive officers, and Mr. Greenwell has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVE Technologies, Inc.

September 18, 2026	By:	/s/ Edward Kirnbauer
Edward Kirnbauer
Chief Financial Officer